Exhibit 99.1

7100 Holladay Tyler Road, Suite 300 • Glenn Dale,

Maryland 20769 • Tel: 301-352-8800 • Fax: 301-352-8818

FOR IMMEDIATE RELEASE

TVI Corporation Appoints New Chief Financial Officer

Former GE Executive Brings 30 Years of Experience to TVI’s Leadership Team

GLENN DALE, MD – August 15, 2005 – TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies, today announced that the Company has named George J. Roberts, 60, as its vice president and chief financial officer, effective August 16. Roberts joins TVI from Visual Networks, Inc. (NASDAQ: VNWK), where he served as executive vice president and chief financial officer from August 2003 to July 2004. Roberts succeeds interim CFO Jeffery Kordela, who has served in the position since June 24, 2005. Mr. Kordela will retain the post of corporate controller that he has held since February 2005, and directly report to Mr. Roberts.

“George brings to TVI an impressive record of achievement as an industrial-sector financial management executive, including extensive experience as a CFO of several public and private high-growth companies,” stated TVI President and Chief Executive Officer Richard V. Priddy. “The addition of George represents an important step forward as we establish our leadership position in the emerging first responder marketplace.

“George has a strong background in operational management and an impressive career as a GE executive, where he gained valuable M&A and business re-engineering experience. We believe his expertise, particularly with U.S. government contracting and international business will be instrumental in refining and supporting our growth plans and strategic initiatives. We are excited to welcome George to the TVI team,” concluded Priddy.

While at Visual Networks, a provider of network and application performance management solutions, Roberts directed the treasury, compliance, investor relations, IT, legal and human resources groups at the company from March 2003 through April 2005. Prior to Visual Networks, Roberts was senior vice president and chief financial officer at Princeton Lightwave, an optical laser and amplifier manufacturer and software company. He also has held financial executive roles at Nexterna, Inc., SpecTran Corporation and Microelectronics & Computer Technology Corporation.

Roberts began his career at General Electric Company, where he served in various capacities throughout his 25-year tenure, including vice president and controller of the company’s Technology Management Services business, where he returned the business to profitability and structured and executed a $75 million sale of the business unit to IBM. He also served as controller of the Radar Systems Division, and finance manager and controller of the company’s Power Generation International Services. Roberts earned a B.S. in finance from Siena College, Loudonville, New York.

About TVI Corporation:

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI has experienced rapid growth attributable to international, federal, state and municipal government spending on homeland security. TVI’s products have expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a service mark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to product and other changes in the counter-terrorism, military, public safety and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

TVI Corporation
Richard Priddy, President & CEO	(301) 352-8800 x210

Sharon Merrill Associates
Jim Buckley, Executive Vice President	(617) 542-5300

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